Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE
	CONTACT:	Eugene G. Ballard Chief Financial Officer (203) 629-3000

W. R. BERKLEY CORPORATION ANNOUNCEMENT REGARDING
INDUSTRY REGULATORY INFORMATION REQUESTS

     Greenwich, CT, December 23, 2004 — W. R. Berkley Corporation (NYSE: BER) today announced that, as previously disclosed, W. R. Berkley Corporation (the “Company”) had retained outside legal counsel to conduct an internal investigation following the announcement by the New York Attorney General’s Office of its investigation into alleged anti-competitive activities in the insurance industry. The Company commenced this internal investigation at its own initiative, not as a result of any specific inquiry. Although the internal investigation is ongoing, outside legal counsel have interviewed a number of employees and reviewed hundreds of thousands of pages of documents.

     Since commencing its internal investigation, the Company and certain of its operating units, like many others in the insurance industry, have received information requests from various state insurance regulators and other state authorities. These requests, for the most part, relate to inquiries into inappropriate solicitation activities, producer compensation practices and the underwriting of legal malpractice insurance. We are responding to each of these inquiries and are cooperating with the applicable regulatory authorities. As a result of our investigation, a single insurance operating unit reported certain limited instances of conduct which could be characterized as involving inappropriate solicitation practices. To address these limited instances, the Company has implemented certain additional internal procedures and is taking other corrective action.

W.R. Berkley Corporation	Page 2

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2004 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, increases in the level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those relating to fixed income securities, merger arbitrage investments, and other equity securities, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including potential regulatory or legal actions arising from the Company’s conduct of business practices, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2004 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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